Exhibit 25.1

U.S. BANK NATIONAL ASSOCIATION

Trustee’s Certificate

                I, the undersigned officer of U.S. Bank National Association, as trustee (the “Trustee”) under that certain Indenture dated as of August 22, 2003, among Ciphergen Biosystems, Inc. (the “Issuer”) and the Trustee, pursuant to which Indenture the Issuer is issuing on the date hereof $30,000,000 in aggregate principal amount of its 4 1/2% Senior Notes due 2008 (the “Notes”), do hereby certify as follows:

                1.             The Trustee is a national banking association duly organized, validly existing and in good standing under the national banking laws of the United States of America, is authorized to carry out corporate trust powers and has full power and authority to enter into and perform the obligations of Trustee under the Indenture.

                2.             The execution and delivery of and the performance by the Trustee under the Indenture and the authentication and delivery of the Notes have been duly authorized by all necessary corporate action on the part of the Trustee, and the Trustee has duly accepted its appointment as Trustee under the Indenture. The Trustee has authenticated the Notes in the manner required by the Indenture and delivered them pursuant to the order of the Company, dated the date hereof.

                3.             The Indenture has been duly executed and delivered in the name and on behalf of the Trustee; and the persons who, as officers of the Trustee, executed the Indenture and authenticated the Notes were duly elected or appointed to, and were incumbents of, the offices they purported to hold at such times, were duly authorized to perform such acts at the respective times of such acts and their signatures on such documents are genuine.

                4.             As of the date hereof, the Trustee is eligible to act as Trustee under the Indenture pursuant to the provisions thereof and pursuant to the provisions of the Trust Indenture Act of 1939, as amended.

                5.             Attached hereto as Exhibit A is a true and complete copy of an extract of the Bylaws of the Trustee, which Bylaws are in full force and effect on the date hereof.

[Signature Page Follows]

                IN WITNESS WHEREOF, U.S. Bank National Association has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized.

Dated:  August 22, 2003

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Julie Eddington
	Name:	Julie Eddington
	Title:	Assistant Vice President

[Signature Page to Trustee’s Certificate]